Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 11, 2019

Job Number: C20190411-1198
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190161339-95	Stock Split	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20190411-1198

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-42[redacted]
Telephone (775) 684-5708
Fax (775) 684-7138

1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

Envision Solar International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

490,000,000 shares of Common Stock, par value $0.001 per share.

10,000,000 shares of Preferred Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

9,800,000 shares of Common Stock, par value $0.001 per share.

10,000,000 shares of Preferred Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares of the same class or series:

One share of Common Stock for every fifty shares of outstanding Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up at 0.5 and above and rounded down below 0.5. Less than one-tenth of one percent of the outstanding shares of Common Stock will be effected.

7. Effective date and time of filing: (optional)          Date: April 15, 2019           Time: 2:00 pm

8. Signature:

/s/ signature	Chief Executive Officer
Signature of Officer	Title